UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 13, 2005

Harvest Natural Resources, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-10762	77-0196707
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1177 Enclave Parkway, Suite 300, Houston, Texas		77077
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	281-899-5720

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 13, 2005 the Harvest Natural Resources, Inc. (the "Company") entered into a Separation Agreement (the "Separation Agreement") with Dr. Peter J. Hill relating to his retirement from the Company as President and Chief Executive Officer. The Separation Agreement provides that Dr. Hill’s employment with the Company will end on September 30, 2005 (the "Separation Date"). The Separation Agreement includes the following terms:
• Dr. Hill and the Company will enter into a Consulting Agreement for a term ending May 31, 2006, whereby Dr. Hill, in his capacity as a consultant, will provide services to the Company in connection with its interests in Russia. Dr. Hill will be paid a consulting fee of $33,334 a month and be reimbursed for his expenses.
• The Company will make a lump sum bonus payment to Dr. Hill on May 31, 2006 of $300,000.
• Dr. Hill will have until May 31, 2008, or the tenth anniversary of the dates of the grants of his stock options, to exercise his stock options, including options which may vest during that period.
• He will receive the restricted stock granted to him at the end of the applicable restriction period.
• From the Separation Date through May 31, 2006, Dr. Hill will receive health benefits substantially similar to that provided to employees of the Company. From May 31, 2006 through May 31, 2008, Dr. Hill will be reimbursed for the expenses of purchasing medical insurance to supplement the coverage for he and his spouse under the New Zealand national health care program.
• The Company will provide Dr. Hill with a $600,000 term life insurance policy through May 31, 2008.
• If a change of control of the Company occurs within 240 days after the Separation Date, the Company shall pay Dr. Hill the following benefits: (i) $1,200,000 less any amounts paid under a consulting agreement, (ii) an amount equal to three times any annual bonus (the higher of the highest bonus over the three prior years or the target bonus);(iii) the remaining restriction period of any restricted stock awards will lapse; (iv) vesting of all outstanding stock options; (v) continuation of accident, life, disability, dental and health benefits for 3 years; and (vi) reimbursement for any excise tax on the above benefits.
• Dr. Hill agrees to release the Company from any claims he may have against the Company occurring on or before the date of the Separation Agreement.
• Dr. Hill affirms and agrees that the covenants in his employment agreement in respect of property of the Company, trade secrets, confidential information and non-competition continue to apply after the Separation Date in accordance with the terms of the employment agreement.

Effective September 15, 2005, the Company entered into an Employment Agreement (the "Employment Agreement") with Mr. James A. Edmiston, the Company’s President and Chief Executive Officer as of October 1, 2005. The Employment Agreement has an initial term ending on May 31, 2007, which is automatically extended for one year upon each anniversary, unless a one year notice not to extend is given by the Employee or the Company. The Employment Agreement also includes the following terms:
• A base salary of no less than $370,000 per year effective October 1, 2005. Mr. Edmiston is also eligible for annual bonus awards at the discretion of the Company’s Board of Directors.
• A stock option grant for 250,000 shares which vests: (i) one-third after the later of September 14, 2006, and the Stock Value Date, (ii) an additional one-third after the later of September 14, 2007, and the Stock Value Date, and (iii) the remaining one-third after the later of September 14, 2008, and the Stock Value Date. The "Stock Value Date" is the first day after September 15, 2005, on which the average of the closing price of the stock for ten (10) consecutive trading days equals or exceeds $20.00 per share.
• Mr. Edmiston and the Company shall enter into a stock unit award agreement (the "Stock Unit Agreement"), in substantially the form of an exhibit to Employment Agreement, as soon as possible after Mr. Edmiston and the Company have had the opportunity to review guidance to be published by the Internal Revenue Service under Section 409A of the Internal Revenue Code and agree on a date of payment under the Stock Unit Agreement. The draft Stock Unit Agreement provides that on the date of the agreement, the Company will award Mr. Edmiston 250,000 Stock Units. A "Stock Unit" is a defined as the right to receive on a distribution date selected by Mr. Edmiston in accordance with Section 409A a cash amount equal to the excess of (a) the fair market value of one share of the stock on the day before the distribution date over (b) 100 percent of the fair market value of one share of the Stock on September 15, 2005. The stock units to be awarded to Mr. Edmiston shall be subject to certain forfeiture restrictions which lapse as follows: (i) as to one-third of the stock units after the later of September 14, 2006, and the Stock Value Date, (ii) as to an additional one-third of the stock units after the later of September 14, 2007, and the Stock Value Date, and (iii) as to the remaining one-third of the stock units after the later of September 14, 2008, and the Stock Value Date. The "Stock Value Date" is the first day after the date of the Stock Unit Agreement on which the average of the closing price of the Company’s stock for ten (10) consecutive trading days equals or exceeds $25.00 per share.
• The Employment Agreements provide that if Mr. Edmiston is terminated without cause or notice, or resigns for good reason, then he will be entitled to the following benefits: (i) an amount equal to three years base salary; (ii) an amount equal to three years of the maximum contribution the Company may make under the Company’s 401(k) plan; (iii) the remaining restriction period of any restricted stock awards will lapse; (iv) any outstanding stock options shall vest and remain exercisable for the shorter of 12 months or the remaining term; (v) the forfeiture restrictions under the Stock Unit Agreement will lapse; and (vi) Mr. Edmiston will be reimbursed for up to $20,000 of outplacement services.
• The Employment Agreement also provides that in the event of a change of control of the Company and the termination of Mr. Edmiston’s employment without cause or for good reason within 240 days before or 730 days after a change of control, Mr. Edmiston will be entitled to the following benefits: (i) an amount equal to 36 months base salary; (ii) an amount equal to three times any annual bonus (the higher of the highest bonus over the three prior years or the target bonus);(iii) an amount equal to three years of the maximum contribution the Company may make under the Company’s 401(k) plan; (iv) the remaining restriction period of any restricted stock awards will lapse; (v) vesting of all outstanding stock options which shall remain exercisable for the shorter of 12 months or the remaining term; (vi) the forfeiture restrictions under the Stock Unit Agreement will lapse; (vii) continuation of accident, life, disability, dental and health benefits for three years; (viii) Mr. Edmiston will be reimbursed for up to $20,000 of outplacement services and, (viii) reimbursement for any excise tax on the above benefits.
• In consideration of the benefits provided under the Employment Agreement, Mr. Edmiston agrees to protect the Company’s trade secrets and, during the period of employment and for two years thereafter, to not disclose proprietary and confidential information or to compete with the Company.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 13, 2005, the Board of Directors of Harvest Natural Resources, Inc. (the "Company") elected James A. Edmiston as President and Chief Executive Officer, effective October 1, 2005. This follows the retirement effective September 30, 2005 of current Harvest President and Chief Executive Officer, Dr. Peter J. Hill, who will remain on the Company’s Board.

Mr. Edmiston, age 46, has been with the Company since September 2004 when he was named Executive Vice President and Chief Operating Officer. Mr. Edmiston was elected to the Board of Directors of the Company at the May 19, 2005 Annual Meeting of Stockholders. Prior to joining Harvest, Mr. Edmiston was with Conoco and ConocoPhillips for 22 years in various management positions. Since 2002, Mr. Edmiston has been President, Dubai Petroleum Company, a ConocoPhillips affiliate company in the United Arab Emirates. In late 2001 and early 2002, Mr. Edmiston led the US Lower 48 Conoco transition and integration team in preparation for the closing of the ConocoPhillips merger. From 1999 to 2001, Mr. Edmiston was the General Manager, Petrozuata, C.A. in Puerto La Cruz, Venezuela. From 1996 to 1999, Mr. Edmiston was Conoco's South Texas Asset Manager. Prior to 1996, Mr. Edmiston had both domestic and international responsibilities for Conoco, including an assignment in Russia. Mr. Edmiston earned a Bachelor of Science degree in Petroleum Engineering from the Texas Tech University and Masters of Business Administration from the Fuqua School of Business at Duke University.

Item 9.01 Financial Statements and Exhibits.

Press release dated September 16, 2005, announcing that James A. Edmiston has been elected President and Chief Executive Officer of Harvest Natural Resources, Inc. effective October 1, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harvest Natural Resources, Inc.

September 19, 2005	By:	Kerry R. Brittain

Name: Kerry R. Brittain
Title: Senior Vice President, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated September 16, 2005, announcing that James A. Edmiston has been elected President and Chief Executive Officer of Harvest Natural Resources, Inc. effective October 1, 2005.